LINE OF CREDIT
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Amount:    $  1,000,000.00    [One  Million]
Dated:     April  3,  2000


           FOR VALUE RECEIVED, Telesoft Corp ("Maker") promises to repay to -------. ("Holder") the principal advances received plus interest at the rate of ten percent per annum, in United States currency, payable as follows:

1. Principal and interest shall be all due and payable on or before April 30, 2001.

Interest shall accrue from the date hereof at the rate of ten percent (10%) per annum and is due monthly.

2. This Line of Credit is due and payable on or before April 30, 2001. If payment is not made by this date, this Line of Credit will be considered in default by Holder, without notice to Maker. Interest will begin to accrue on the defaulted Note at the rate of fifteen percent (15%) per annum, and will continue to accrue until such time that the Line of Credit is paid in full.

3.          This Line of Credit is secured by the Maker's accounts receivable.
Should the Maker enter into a financing agreement from a non-affiliate, the Holder shall take a subordinate position in this security.

4. Holder, at Holder's option, may declare all sums of principal and interest outstanding hereunder, and any and all late charges and costs, to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Maker in the event that:

a) Maker defaults in the performance of, or otherwise fails to comply with any provision of this Line of Credit.

b) All payments due in accordance with this Line of Credit shall be made in lawful money of the United States.

5. Maker agrees promptly to execute and deliver to Holder such documents as may be reasonably requested by Holder in order to effectuate Holder's assignment and transfer of this Line of Credit to any third party, and such other documentation as Holder may reasonably deem appropriate to perfect, secure and/or transfer to such third party all or any portion of the rights and interest being granted to Holder hereunder. Upon such assignment, the name and address of such assignee shall be recorded in the records of Maker, and such assignee shall therefore be, and be deemed for all purposes to be, the Holder of this Line of Credit.

6. In the event this Line of Credit is placed in the hands of an attorney to enforce any or all rights that Holder may have hereunder, including but not limited to the rights to payment and accelerated payment, or to execute Or foreclose upon any property of Maker to collect upon this Line of Credit, Maker agrees to pay on demand, all reasonable attorney fees and other Expenses, including cost of collection and enforcement, which Holder may Incur in collecting or enforcing the terms of this Line of Credit.

7. This Line of Credit may not be changed, amended, modified, extended, cancelled or terminated, except in writing signed by Holder. Any delay or failure by Holder to exercise any power or right shall not operate as a waiver thereof, nor shall a partial exercise preclude full exercise thereof. The failure to exercise any power or rights shall not subject Holder to any liability to any Person or entity whatsoever. The waiver by Holder of any obligation by Maker on any one occasion shall not constitute, or be construed as, a bar or waiver of such obligation or other obligation on any future occasion. Time is of the essence in this Line of Credit and every provision contained herein.

8. If any provision of this Line of Credit shall, for any reason, be held to be invalid or unenforceable, in any proceeding in any jurisdiction in which it is sought to be enforced, such invalidity or unenforceability shall not effect any other provisions hereof, and this Line of Credit shall be construed, for the purposes of such proceeding, as if such invalid or unenforceable provision were omitted.

9. The provisions of this Line of Credit shall be binding upon Holder and Maker and upon each of their respective heirs, administrators, successors, and assigns. This Line of Credit may be transferred, sold, conveyed or assigned by Holder, and its successors and assigns at any time, and without any requirement for consent by Maker. Notice shall be provided to Maker within five (5) days of a transfer, sale, conveyance, or assignment of this Line of Credit. Maker shall not transfer, sell, convey or otherwise assign any of its rights and obligations hereunder without the express written consent of Holder.

10. All notices required, appropriate or necessary under the provisions of this Line of Credit, shall be sent to Holder or Makers as the case may be, to the addresses set forth below. Notices to any subsequent Holder of this Line of Credit shall be sent to the address delivered by such Holder for recording in the records of Maker.

If  to  Maker:

Telesoft  Corp
3443  N  Central  Avenue  #  1800
Phoenix,  AZ    85012

If  to  Holder:

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11.       This Line of Credit shall for all purposes be governed by, construed and Interpreted in accordance with the laws of the State of Arizona. Maker and Holder hereby agree and understand that any litigation brought arising out of the terms of this Line of Credit may only be brought in Maricopa County, Arizona, and Maker waive any objection which he may have to the laying of the venue of any such action, suit or proceeding in Maricopa County, Arizona.


        IN WINTNESS WHEREOF, Maker has executed this instrument in his respective name, and on his behalf, and has set his hand hereunto, all as of the date first written above. This document shall have the effect of a sealed instrument.

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     Telesoft  Corp                                           ----------------
     By  --------------------